UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Rani Therapeutics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40672	86-3114789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 457-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On June 29, 2026, Rani Therapeutics Holdings, Inc. (the “Company”) announced the appointment of Nicholas M. Maestas as the Company’s Chief Financial Officer (principal financial officer and principal accounting officer) effective as of June 29, 2026. Mr. Maestas succeeds Svai Sanford as the Company’s Chief Financial Officer, who the Company previously announced would be stepping down upon the appointment of his successor.

Mr. Maestas, age 46, most recently served as the Chief Financial Officer and Head of Corporate Strategy of Tempest Therapeutics, Inc., a biotechnology company (“Tempest”) from January 2025 until June 2026, having previously served as Vice President, Finance and Strategy of Tempest from July 2021 through December 2024, and as its Corporate Secretary since September 2022. From July 2019 to July 2021, Mr. Maestas served as the head of FP&A and strategic finance at Alector, a biopharmaceutical company. From November 2014 to July 2019, Mr. Maestas served in a variety of roles at Immune Design, an oncology immunotherapy company that was acquired by Merck & Co in 2019, including as Senior Director, Corporate Development & Operations from January to July 2019 and Director, Corporate Development & Operations from January 2017 to December 2018. Mr. Maestas received a B.A. in Molecular and Cell Biology from the University of California, Berkeley and an M.B.A. from The Wharton School, University of Pennsylvania.

There are no arrangements or understandings between Mr. Maestas and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Maestas and any of the Company’s other directors or executive officers.

Pursuant to an offer letter, dated June 24, 2026, Mr. Maestas’ annual base salary will be $500,000 and he will be eligible to earn an annual bonus with a target equal to 75% of his base salary. In addition, Mr. Maestas will be granted a non-qualified option to purchase 2,000,000 shares of the Company’s Class A common stock under the Company’s 2026 Equity Inducement Plan (the “Inducement Plan”). The option will vest over a four-year period, with 25% of the shares subject to the option vesting on the one year anniversary of the date of his commencement of employment, and the remaining shares vesting equally over the following 36 months of continuous service. Mr. Maestas will also be eligible to participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”), and the Participation Agreement under the Severance Plan, which are filed as Exhibits 10.8 and 10.9, respectively, to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2021. In addition, Mr. Maestas will enter into the Company’s standard form of indemnification agreement which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 9, 2021.

The foregoing description of the offer letter is not complete and is qualified in its entirety by reference to the offer letter, filed as Exhibit 10.1 to this Current Report on Form 8-K.

2026 Equity Inducement Plan

On June 28, 2026, the Company’s Board of Directors approved the Inducement Plan, and reserved 5,500,000 shares of its Class A common stock to be used exclusively for grants of inducement awards to individuals who were not previously employees or directors of the Company, other than following a bona fide period of non-employment, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4). As permitted by Nasdaq Rule 5635(c)(4), the Company’s stockholders are not required to approve the Inducement Plan. The terms and conditions of the Inducement Plan and the inducement awards to be granted thereunder are substantially similar to the Company’s stockholder-approved 2021 Equity Incentive Plan.

The foregoing description of the Inducement Plan is not intended to be complete and is qualified in its entirety by reference to the Inducement Plan and the form of stock option agreement adopted under the Inducement Plan, copies of which are filed hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Offer Letter, by and between Rani Therapeutics LLC and Nicholas Maestas dated June 24, 2026
10.2	Rani Therapeutics Holdings, Inc. 2026 Equity Inducement Plan
10.3	Form of Stock Option Agreement under Rani Therapeutics Holdings, Inc. 2026 Equity Inducement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date:	June 29, 2026	By:	/s/ Talat Imran
Talat Imran Chief Executive Officer